UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 7, 2006
COOPER TIRE & RUBBER COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	1-04329	34-4297750

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

701 Lima Avenue, Findlay, Ohio		45840

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (419) 423-1321
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
     On September 7, 2006, Mr. Byron O. Pond, Chief Executive Officer, and Mr. Philip G. Weaver, Vice President and Chief Financial Officer, of Cooper Tire & Rubber Company, a Delaware corporation (the “Company”), made the following slideshow presentation during a meeting for investors and analysts.

Forward-Looking Statements
This presentation contains what the Company believes are “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995, regarding projections, expectations or matters that the Company anticipates may happen with respect to the future performance of the industries in which the Company operates, the economies of the United States and other countries, or the performance of the Company itself, which involve uncertainty and risk.
Such “forward-looking statements” are generally, though not always, preceded by words such as “anticipates,” “expects,” “believes,” “projects,” “intends,” “plans,” “estimates,” and similar terms that connote a view to the future and are not merely recitations of historical fact. Such statements are made solely on the basis of the Company’s current views and perceptions of future events, and there can be no assurance that such statements will prove to be true.
It is possible that actual results may differ materially from those projections or expectations due to a variety of factors, including but not limited to:
•	changes in economic and business conditions in the world, especially the continuation of the global tensions and risks of further terrorist incidents that currently exist;

•	increased competitive activity, including the inability to obtain and maintain price increases to offset higher production or material costs;

•	the failure to achieve expected sales levels;

•	consolidation among the Company’s competitors and customers;

•	technology advancements;

•	fluctuations in raw material and energy prices, including those of steel, crude petroleum and natural gas and the unavailability of such raw materials or energy sources;

•	changes in interest and foreign exchange rates;

•	increases in pension expense resulting from investment performance of the Company’s pension plan assets and changes in discount rate, salary increase rate, and expected return on plan assets assumptions;

•	government regulatory initiatives, including the proposed and final regulations under the TREAD Act;

•	changes in the Company’s customer relationships, including loss of particular business for competitive or other reasons;

•	the impact of labor problems, including a strike brought against the Company;

•	litigation brought against the Company;

•	an adverse change in the Company’s credit ratings, which could increase its borrowing costs and/or hamper its access to the credit markets;

•	the inability of the Company to execute the cost reduction/Asian strategies outlined for the coming year;

•	the failure of the Company’s suppliers to timely deliver products in accordance with contract specifications;

•	the impact of reductions in the insurance program covering the principal risks to the Company, and other unanticipated events and conditions; and

•	the success of the Company to achieve the cost reduction and profit improvement plans as set forth in this presentation.
It is not possible to foresee or identify all such factors. Any forward-looking statements in this report are based on certain assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances.
Prospective investors are cautioned that any such statements are not a guarantee of future performance and actual results or developments may differ materially from those projected.
The Company makes no commitment to update any forward-looking statement included herein or to disclose any facts, events or circumstances that may affect the accuracy of any forward-looking statement.
Further information covering issues that could materially affect financial performance is contained in the Company’s periodic filings with the U. S. Securities and Exchange Commission (“SEC”).

Credit Suisse
Automotive Conference
September 2006

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Credit Suisse Automotive Conference September 2006

COOPERTIRES

COOPERTIRES

Byron Pond, Chief Executive Officer

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Byron Pond, Chief Executive Officer
Byron Pond: Thanks for spending some time with us today. We appreciate the opportunity to update you on Cooper Tire & Rubber Company.

Safe Harbor Statement This presentation contains forward looking statements related to future financial results and business operations for Cooper Tire & Rubber Company. Actual results may differ materially from current management forecasts and projections as a result of factors over which the company has no control. Information on these risk factors and additional information on forward-looking statements are included in the Company's reports on file with the Securities and Exchange Commission and are set forth in the printed copies of this presentation.
Because our presentation, contains information that could be considered “Forward-Looking Statements” as defined by the SEC and because future results for our company may differ materially from our current projections, I encourage you to read our SEC filings for more information about our company and its risk factors.

Improve our ability to set aggressive targets and meet them Achieve margin improvement through better cost control, pricing and mix Focus on cycle time improvement so customers can receive exceptional service with lower inventories Improve the Company's cash position Enhance shareholder value Board Priorities
As you know, on August 2nd, there was a management change at Cooper and with the Board we established new priorities and some very specific objectives for the Company going forward. First, we want to: Improve our ability to set aggressive targets and meet them.
More simply put, this is “do what you say you’re going to do”........., which is a fundamental premise for progress.
Next is: Achieve margin improvement through better cost control, pricing and mix.
The Company has been focusing too much on growth as the road to profitability, when in a mature business, like ours, cost, price and mix are often more influential profit drivers.
Third, we want to: Focus on cycle time improvement, so customers can receive exceptional service with lower inventories.
Faster order to delivery cycle time reduces dependency on forecasting to drive production. With increasing product line complexity, this is the only way Cooper can maintain their high standards for customer service.
Next, is the need to: Improve the Company’s cash position. Cash is not only truth, it is vital to fund our expansion plans in China. To accomplish this, capital spending and working capital have to be tightly controlled. And, to get cash positive, we have to dramatically improve earnings.
Finally, and most important, if we do these four things well, we will be able to deliver on enhanced shareholder value.

Asian Operations Cooper Chengshan is doing well, working to expand Cooper Kenda is on track to begin production in January 2007. Ramping up production as quickly as possible Cooper Europe Profitable but needs to improve Price increases more difficult to achieve Higher scrap costs, lower total production Current Conditions International Operations
I have been Chief Executive Officer at Cooper for just 36 days but I have been a director for over eight years. My current assessment of the company is this:
Our Asian operations are pretty much on track. Cooper Chengshan, located in Rongchen City in Northeastern China, is performing to expectations. They are meeting the profit margin targets we had set prior to the acquisition and they’re selling every tire they can make. So far, we like what we see at Chengshan and this year they will be about 16% of total Cooper sales.
Construction of the Cooper Kenda plant in Kunshan China, where we are a partner with Kenda Tire Company of Taiwan, is back on track and progressing toward a start of production in January. We will be ramping up production rapidly after the first quarter of next year and we expect to get between 1 and 2 million tires from this plant in 2007.
Cooper Europe, which represents 12% of revenue, is profitable but needs to improve further. Price increases have been more difficult to implement in Europe. So, we have not been able to fully offset the impact of rising raw material costs. In Europe weak demand and higher than planned scrap cost is holding back profit improvement. But, our strategy to support local production with imported product from China looks solid.

Weak replacement tire demand Continued raw material cost increases Resistance to price increases Increasing competition from countries with low-cost manufacturing advantages Increasing complexity Higher SG&A and distribution costs Current Conditions North American Operations
Our North American Tire operation is the Company’s largest operating segment and 70% of our sales. This business is not profitable today and it represents our biggest challenge.
We are facing many issues in this market. Most important is weak replacement tire demand. In the first half of this year industry unit sales were down about 6%. While demand is improving now, the market is expected to be down about 3% at year end. We didn’t see this coming, so inventories soared causing us to utilize temporary storage capacity and ultimately take out production days to bring inventory in line.
Like many other manufacturers, our raw material cost continues to soar. Since January 1, raw materials cost has grown by 13% and last year’s cost inflation was 21%.
Early in the year we had some resistance to price increases that were designed to offset cost escalation. Lately, price increases are holding and currently we are recovering 80 % of the increased cost with better market pricing ....
Increasing competition from low-cost countries, particularly in broadline tires, is still putting pressure on our gross margin.
Increased product line complexity driven by vehicle and model proliferation is straining our manufacturing process and this is making it harder for Cooper to maintain its strong market leadership in application coverage.
Finally, SG&A spending has been creeping up over time and we are now challenged to get back to our historic expense ratios.
Regardless of these points, our results have been disappointing and continuing on this course is unacceptable. A weak market coupled with over production created the perfect storm for Cooper this year. While this produced poor results, it also made visible some of the practices that have caused performance to deteriorate over the past couple of years.

Focus:
Return North American Operations to Profitability

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Focus: Return North American Operations to Profitability
My number one priority is to develop and execute a plan to fix our North American Tire Division. Implementation of this plan is currently underway and we have plenty of work ahead of us. I feel the management team can assimilate the rapid rate of change and that they are up to the challenges.

Reduce inventory by $100 million Annualized cost reductions of $70 million approved for implementation in 2006/2007 Redefine manufacturing and marketing strategies to drive $100 million in profit improvements Aggressive Targets
You will recall our board has charged us to improve our ability to set aggressive targets and actually meet them. Here is the first of the aggressive targets.
We intend to reduce inventory by $100 million from our June 30th results.
Second, we are committed to identify, approve and begin to implement $70 million in annualized cost reductions in 2006/2007.
Third, we will realize $100 million in profit improvement through more contemporary product management, mix improvement, better pricing and a change in our manufacturing strategy.
A good portion of the inventory reduction will be realized by year end. I am going to let Phil Weaver, our CFO, tell you more about how we’ll get there in a few minutes.
The real impact of the $170 million in cost reduction and profit improvement won’t be realized until 2008. So, let me give you some insights into the kinds of projects and initiatives that will drive our improvement plan.

$70 million Cost Reduction Initiative

- Site team driven
- Quick payback
- Team implemented

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Site team driven Quick payback Team implemented $70 million Cost Reduction Initiative
The $70 million cost reduction initiative comes as a result of a corporate wide program we put into effect on August 8th. It is driven by multiple site teams that are to identify quick pay back cost improvements that make work easier and products better. In most cases the teams will be responsible for implementing their own ideas and achieving results. We expect to meet our target and we will update you on our progress in November.

$100 million in Profit Improvements

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Reduced manufacturing costs Improved product line management Improved product mix and pricing Distribution rationalization $100 million in Profit Improvements
The $100 million cost initiative, which is a “soft restructuring” is off to a good start. We commissioned a cross functional team of 23 North American Tire managers on August 9th to begin work on this project. After nine days of detailed analysis and modeling they emerged with a comprehensive plan and initiatives that exceeded our goal. The plan will impact every aspect of our North American operations and in many cases will drive dramatic change. This group did an exceptional job of root cause analysis and they developed creative solutions.

Establish "Flex Plant" concept Limit "Loader" programs Use import tires to improve margin and increase flex capability Manufacturing Efficiency Leveling and Flexibility
Here is an example:
One of the key manufacturing challenges for Cooper is matching production to seasonal demand. Our practice has been to try to run our plants level year round by building inventory in the first half of the year and drawing it down during the peak selling season. To supplement this strategy, we have traditionally used a “Loader” program early in the year, offering discounts and extended terms to induce customers to buy more tires in the off-peak season. You can see from our working capital swings that in 2006 this approach didn’t serve us well.
We are going to solve this problem by developing the “Flex Plant” concept. Our strategy will be to run three of our four North American plants on a 24/7 basis and flex the fourth plant. Some of the techniques we will employ to make this work are:
•  Create quick set up flexible cells to begin running a variety of Cooper’s slow moving products.
•  Maintain open capacity for high volume applications that can be produced at low cost in flexible cells.
•  Flex manning during peak periods with temporary workers in low skilled positions.
The Cooper flex plant is already in the planning stage and we expect to have it fully functional by late 2007.
Secondly, we are going to limit our “Loader” programs by capping participation based on our market assessment, inventory level and flex capability.
Third, we will use Cooper-Kenda import tires to improve margin and increase our flex capability. This is in addition to the tires we get from our current outsource suppliers and it will raise our import mix to about 7%. The production leveling of 75% of our capacity and flexing the balance will improve our manufacturing rhythm, increase through put, and reduce complexity in our 24/7 plants. We expect this to be a win win for Cooper and our customers since this initiative should add several points of improvement to our order fill.

Reduce SKUs in North America by 10% Consolidate UHP into one brand Rationalize associate brand offering Reduce low-end product offering Product Line Management Reduce Complexity
Our second major initiative is to better manage our product offering so we can reduce complexity.
Complexity is an efficiency killer. It creates additional WIP, lengthens cycle times, increases the cost of quality, bloats capital spending and grows inventory. It’s driven by more vehicle offerings, unneeded product lines and, in some cases, our own marketing strategies. Complexity isn’t going away, and it shouldn’t, but it does have to be managed better.
Cooper has long been the leader in application coverage in the North American tire market. We have maintained this leadership because we feel superior application coverage coupled with excellent order fill provides value for our dealers. We see no reason to change our overall marketing strategy but we do have to manage our product lines better and cover the same application with fewer SKUs.
As a first step we have approved a program to reduce our SKUs in North America by over 10% in early 2007. We are also evaluating our low end product offering.

New premium 75K broadline tire in 2007 More UHP capacity Consolidate UHP product offering Reduce low-end product offering Focus advertising and promotion $$ on premium product lines Changing sales compensation programs Modified customer volume incentive programs Product Mix Improvement
One of our most exciting initiatives for 2007 will be the introduction of the Cooper CS4 Touring line. This new premium touring tire, which will be rolled out early next year, will be the best broadline tire Cooper has ever produced.
It will feature all new construction with a silica tread compound that will improve wet braking and handling and a spiral tread construction that will give a better ride, increased wear and reduced noise. To demonstrate our confidence in this tire we will back it with a 75,000 mile warranty.
This new tire will improve Cooper’s margins and we are targeting sales to be 35% of our broadline tire mix within 2 years.
Further, we will be investing in more UHP capacity and we’ll concentrate our production in a single plant to achieve scale. We will be consolidating the brands in this product segment, so the combination of lower cost manufacturing and improved pricing should have a very positive impact on margin. We expect to have this project completed by mid 2007.
Finally, we’ll be putting more of our marketing money into mix improvement. Our image advertising spend will be converted to the promotion of our higher margin light truck radial, SUV and UHP product lines as well as the launch of the CS4 touring tire. To make sure mix improvement gets all the way to the dealer floor we will be driving improvements through incentives for our own sales people and combining this with more retail floor sales incentives.

Consolidate distribution centers Close two distribution centers Open one in more strategic location Right-size space across the system Eliminate outside storage Consolidate brand inventories into fewer locations Reduce product handling Increased production efficiency Distribution Rationalization
The fourth key initiative is to rationalize our distribution network.
As in manufacturing, distribution is also impacted by complexity. Our cross functional team’s analysis showed we could close two distribution centers if we open one in a more strategic location. This will lower cost and improve customer service. We also reviewed the product lines stocked in each location and adjustments are being made to reduce redundant handling, consolidate inventory, and improve customer service. When this project is completed we will carry less inventory and consequently increase our manufacturing efficiency.

Approved cost reductions $ 70 Inventory reduction $100 Profit improvement initiatives $100 Capital Investment $ 76 Restructuring charge (cash) $ 19 Plan Summary
So, this is where we are going in the first phase to get Cooper’s earnings turned around.
Our plan consists of:
•  Team driven low investment cost reductions: $70 million.
•  Inventory reductions: $100 million.
•  Changing the way we go to market and manufacture our products: — $100.0 million in profit improvement
The capital required for these soft restructuring projects is $76 million and the restructuring cash impact is $19 million.
But most important, savings and inventory reductions of $51 million offset much of the capital spending and restructuring cash in the first year. As you might expect, most or our actual profit improvement will come in 2008.
We will keep our cross functional teams in place for the foreseeable future because there are more opportunities that we have already identified. We are in the process of building our 2007 business plan and it reflects the initiatives that have been approved for implementation. Preliminary numbers indicate we are on the right track and we will be able to provide additional insight into profitability when we finalize budgets in November.
Now let me turn the podium over to Phil Weaver who is going to discuss working capital, cash flow and liquidity.

Phil Weaver,
VP and Chief Financial Officer

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Phil Weaver, VP and Chief Financial Officer
Phil Weaver: Thanks, Byron. Good Afternoon.
Let me start by discussing the reasons behind our working capital increase in the first half of this year and that will lead into a discussion on how we will achieve our goal to reduce inventory by $100 million. I’ll also talk about a reduction in accounts receivable.
The U.S light vehicle replacement tire market was weak in the first six months with unit sales being down 5.7% from the prior year. To compensate for the weak demand, we stepped up our Loader incentive programs, offering some relatively small discounts but significantly extended payment terms in an effort to sell more tires in the first quarter. This year, some of the terms extended into July and even August.
Superficially, the programs were successful as they enabled us to gain market share. However, our sales were still well below our plan, and this resulted in our inventory growing even faster than it normally does in the first half. And the extended terms caused receivables to increase at an unusually high rate, particularly as reported at June 30th.
The plan to create a flex plant as Byron discussed will help us better manage production to match the seasonal sales demands and reduce the need for this type of program in the future. Importantly, though, you should understand that these invoices were due this quarter and receivables have already improved. And inventory is coming down as well.
Most of the planned $100 million in inventory reduction will come from North American Tire and we should accomplish about half of the reduction by year end.

Debt Schedule 7.75% Due 2009 $192 $192 8.00% Due 2019 177 174 7.625% Due 2027 118 117 Other 5 20 Total Long-term $492 $503 Revolver 0 40 Other Short-term 0 75 Total Debt $492 $618 Payable to Chengshan Group $96 $43 6/30/06 2/4/06
Let me now try to clear up a few points related to our debt structure.
Our senior notes are unsecured, bear fixed interest rates, and are due in three tranches as shown.
The other short term debt is almost entirely in China, bears interest at variable rates, and follows the common practice in China of consisting of multiple short-term working capital loans.
Some of the amount payable to the Chengshan Group, the seller, related to our acquisition of 51% of Cooper Chengshan, is being transferred to debt and represents the majority of the change in short-term debt since February 4, the acquisition date.
Our senior unsecured notes have very limited covenants. Specifically, these notes provide that maximum liens and sale/leaseback of fixed assets cannot exceed 10% of Net Tangible Assets.
Our revolving credit agreement has two more restrictive covenants:
First, our rolling 4 quarter interest coverage ratio with EBITDA has a defined calculation and a minimum requirement of 3.0 times coverage of interest expense. We were at 3.7 times at June 30 and expect to be in compliance at September 30 and December 31.
Second, consolidated net indebtedness to consolidated capitalization is not to exceed 55% and we were at 37.8 percent at June 30 and expect to be in compliance at September 30 and December 31.

Primary Credit Lines

(millions)

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Primary Credit Lines (millions) Revolver $175 $40 Accounts Receivable Securitization 175 0 $350 $40 Future Consideration: Asset Backed Loan ? NA Max. Drawn 6/30/06
What about liquidity?
We currently have a $175 million revolving credit facility with a group of 10 banks which expires in August 2008. It is used to support letters of credit and short term borrowings in the U.S. It contains very favorable terms and rates so we have been extra careful to maintain its viability. As of today, borrowings under this facility have been reduced to zero from $40 million at the end of June.
In August, we executed an accounts receivable securitization program with PNC Bank for an additional $175 million. This facility has an initial term of three years and contains renewal options. This is a very low cost form of financing. If required, this could replace the revolving credit facility.
Our next action regarding liquidity would likely be to enter into an asset backed credit agreement secured by receivables not involved in the new facility I just described, inventory and possibly some fixed assets. However, no commitments have been made at this time.
Those are the key issues I wanted to cover. Now let me turn it back over to Byron to wrap things up.

COOPER TIRES

Plan Summary

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Approved cost reductions $ 70 Inventory reduction $100 Profit improvement initiatives $100 Capital Investment $ 76 Restructuring charge (cash) $ 19 Plan Summary
Byron Pond: Thanks, Phil.
So this is our plan going forward. As Phil just discussed, we think we are in pretty good shape when it comes to liquidity. However, it is imperative we start generating positive net income.
We think we are doing the right things by cutting cost, improving our operations and changing the way we go to market.
We still face considerable headwinds with raw materials prices that until a few days ago seemed to set new records monthly. We are expecting a year over year increase in raw materials of nearly 20% just in the third quarter. So, improvement in our cost base is a mandate and not a choice.
As stated earlier, my primary mission is to turn around North American Tire. We have set aggressive targets and we intend to meet them.......... but this won’t be easy. There are a lot of things to do and undo to get this accomplished. Fortunately, the management team fully recognizes the need to change and they are up to the challenge. We feel we have zeroed in on the major problems and have the right initiatives identified to succeed with a turnaround.
We thank you for your continued interest in Cooper and look forward to improving investor confidence as we work toward improving shareholder returns.

     The information contained in this Current Report on Form 8-K, including the information above, is being furnished to the Securities and Exchange Commission and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Furthermore, the information contained in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COOPER TIRE & RUBBER COMPANY

By:	/s/ James E. Kline

Name:	James E. Kline
Title:	Vice President, General Counsel and Secretary
Date: September 7, 2006